UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2007

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Friday, February 23, 2007, Ferro Corporation (the "Company") announced that its Board of Directors has voted to increase its membership to ten, and has elected Perry W. Premdas to serve as a director of the Company. Mr. Premdas has been designated to the class of directors with terms expiring at the 2007 Annual Meeting of Shareholders (filling the vacancy created by the Board).

In addition, Alberto Weisser, a member of Ferro’s Board of Directors since 2000, has informed the Company that he will retire from the Board when his current term expires at the Company’s 2007 Annual Meeting, due to the time demands of other business obligations.

Subject to formal confirmation of his "independence" under the Board’s independence guidelines, the Board also appointed Mr. Premdas to serve on its audit and finance committees. There are no arrangements or understandings between Mr. Premdas and any other person pursuant to which he was selected as a director of the Company, and there are no related party transactions between Mr. Premdas and the Company.

From 1999 to 2004, Mr. Premdas served as the chief financial officer and a member of the Board of Management of Celanese AG, a worldwide leader in chemical products, acetate fiber, technical polymers and performance products headquartered in Germany. From 1976 to 1998, Mr. Premdas held management and financial positions of increasing responsibility with Celanese Corporation and Hoechst AG including chief financial officer roles at Hoechst Celanese Corporation and Centeon LLC. Mr. Premdas is also a director of Compass Minerals International, Inc.

Mr. Premdas holds a Master in Business Administration degree from the Harvard Business School and a Bachelor of Arts degree from Brown University.

A copy of the Company's press release dated February 23, 2007, announcing the election of Mr. Premdas to the Board of Directors, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

February 23, 2007	By:	James F. Kirsch

Name: James F. Kirsch
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release